ASSIGNMENT AND ASSUMPTION OF LEASE


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into as of the 3rd day of July, 2003, by and between NMA Fort Wayne, LLC. ("Assignor"), and AEI Net Lease Income & Growth Fund XX Limited Partnership, and AEI Net Lease Income & Growth Fund XIX Limited Partnership ("Assignee").

                            RECITALS:

      A. Assignor and Assignee are parties to that certain Purchase and Sale Agreement dated April 17, 2003 as it may have been amended (the "Agreement"), pursuant to which Assignee is acquiring from Assignor the real property and improvements, located on property more particularly described on EXHIBIT A attached hereto and incorporated herein by this reference.

     B. Pursuant to the terms of the Agreement, Assignor desires to sell, assign, convey, transfer and set over to Assignee and Assignee desires to assume all of Assignor's interest in that certain Net Lease Agreement dated February 27, 2001 (the "Lease"), by and between Assignor and Biaggis Ristorante Italiano, LLC, as lessee (the "Lessee" or "Tenant"), (including all rents prepaid for any period subsequent to the date of this Assignment), subject to the terms and conditions set forth below.

     C. Assignor is the Landlord under the Lease with full right and title to assign the Lease and the Rent to Assignee as provided herein. The Lease is valid, in full force and effect and has not been modified or amended. So far as is known to Assignor, there is no default by Tenant under the Lease and no Rent has been waived, anticipated, discounted, compromised or released.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Assignor and Assignee hereby agree as follows:

      1 Assignor hereby irrevocably and unconditionally sells, assigns, conveys, transfers and sets over unto Assignee, its heirs, successors and assigns as of the date hereof (the "Effective Date"), all of Assignor's right, title and interest in, to and under: (i) the Lease, together with any and all guaranties thereof, if any, (ii) any and all rents prepaid as of the Effective Date, held by Assignor in connection with the Lease (the "Rent") and (iii) any and all warranties (whether the property of Assignor or Tenant) covering all or any portion of the structure or structures presently located upon the leased premises.

     2. Assignee hereby assumes and shall be liable for any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, on or after the Effective Date. Assignor shall indemnify and hold Assignee harmless from any and all liabilities, claims, obligations, losses and expenses, including reasonable attorneys' fees arising in connection with the Lease which are actually incurred, and which arise by virtue of acts or omissions occurring thereunder, prior to the Effective Date. Assignee shall indemnify and hold Assignor harmless from any and all liabilities, claims, obligations, loss and expenses, including reasonable attorneys fees, arising in connection with the Lease or as a result of Assignee's failure to fulfill the landlord's duties and obligations accruing under the Lease on or after the Effective Date. Assignee shall be entitled to receive all income arising from the Lease from and after said Effective Date. Assignor shall be entitled to receive all income accruing from the Lease prior to the Effective Date.

      3. Assignor shall direct the tenant and any successor tenant under the Lease to pay to Assignee the Rent and all other monetary obligations due or to become due under the Lease for the period beginning on the Effective Date.

     4. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     5. All rights and obligations of Assignee and Assignor hereunder shall be binding upon and inure to the benefit of Assignor, Assignee and the heirs, successors and assigns of each such party.

      6. This Assignment may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Assignment may be detached from any counterpart of this Assignment without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

      7. Whenever the context so requires in this Assignment, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.






             [Signatures are on the following page]

     IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment and Assumption of Lease as of the day and year first above written.


                   ASSIGNOR:
                         NMA Fort Wayne, LLC

                          By: /s/ Andrew Hochberg
                                  Andrew Hochberg, Managing Member


STATE OF ILLINOIS)
              ) ss.
COUNTY OF COOK)

      On this 26th day of June, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Andrew Hochberg, personally known to me to be the person who executed the within instrument as the Managing Member of NMA Fort Wayne, LLC.


                              /s/ Neta Pritzker
                                  Notary Public
                                                [notary seal]


ASSIGNEE:


          AEI NET LEASE INCOME & GROWTH FUND XX LIMITED
          PARTNERSHIP

          By:  AEI Fund Management XX, Inc.

               By: __________________________
                    Robert P. Johnson, President



IN WITNESS WHEREOF, Assignor and Assignee have executed this
Assignment and Assumption of Lease as of the day and year first above written.


          ASSIGNOR:
                         NMA Fort Wayne, LLC

               By:_________________________________________
                                   [Print Name of Signatory]
               Its:

               By:_________________________________________
                                   [Print Name of Signatory]

               Its:________________________________________




STATE OF __________)
                ) ss.
COUNTY OF ________)

      On this ____ day of ________, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared ____________________, personally known to me to be the person who executed the within instrument as the ________ of ______________, a ___________ corporation, on behalf of said corporation as Managing Member of  NMA Fort Wayne, LLC.



                                           Notary Public



ASSIGNEE:


          AEI NET LEASE INCOME & GROWTH FUND XX LIMITED
          PARTNERSHIP

          By:  AEI Fund Management XX, Inc.

               By: /s/ Robert P. Johnson
                       Robert P. Johnson, President


STATE OF MINNESOTA)
                ) ss.
COUNTY OF RAMSEY )

      On this 24th day of June, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XX, Inc., a Minnesota corporation, on behalf of said corporation, as general partner of AEI NET LEASE INCOME & GROWTH FUND XX LIMITED PARTNERSHIP.

                              /s/ Michael B. Daugherty
                                  Notary Public
                                                      [notary seal]


          AEI   NET  LEASE  INCOME  &  GROWTH  FUND  XIX  LIMITED
          PARTNERSHIP

          By:  AEI Fund Management XIX, Inc.

               By: /s/ Robert P. Johnson
                       Robert P. Johnson, President

STATE OF MINNESOTA)
                 ) ss.
COUNTY OF RAMSEY)

On this 24th day of June, 2003, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert
P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management XIX, Inc., a Minnesota corporation, on behalf of said corporation, as general partner of AEI NET LEASE INCOME & GROWTH FUND XIX LIMITED PARTNERSHIP.

                              /s/ Michael B. Daugherty
                                  Notary Pub
                                                      [notary seal]




        EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASE

                    DESCRIPTION OF PROPERTY



                        LEGAL DESCRIPTION
                            PARCEL 7

A  TRACT  OF  LAND LYING SOUTHERLY OF THE SOUTHERLY  RIGHT-OF-WAY LINE
OF  ILLINOIS  ROAD, LYING NORTHERLY OF THE NORTHERLY RIGHT-OF-WAY LINE
OF JEFFERSON BOULEVARD, ALSO KNOWN AS U. S. HIGHWAY NO. 24, AND LYING EASTERLY OF THE WESTERLY LINE OF A PARCEL OF LAND AS DESCRIBED IN
DOCUMENT 91-055566, RECORDS OF ALLEN COUNTY, INDIANA ALL  LOCATED IN
SECTION 8, TOWNSHIP 30 NORTH, RANGE 12 EAST OF THE 2ND P.M., ALLEN COUNTY, INDIANA, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:
COMMENCING AT A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF ILLINOIS ROAD, SAID POINT BEING 75 FEET SOUTH OF THE NORTH LINE OF LOT NUMBER 12 IN EDSALL'S SUBDIVISION OF LaGRO RESERVE IN SAID SECTION AND 159.99 FEET EAST OF THE WEST LINE OF SAID LOT NUMBER 12; THENCE ON ASSUMED BEARING OF NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 491.28 FEET; THENCE AROUND
A CURVE IN A CLOCKWISE DIRECTION, ALONG SAID SOUTHERLY RIGHT-OF- WAY LINE, HAVING A RADIUS OF 2789.93 FEET, AN ARC LENGTH OF 1048.80 FEET, A DELTA ANGLE OF 21 DEGREES 32 MINUTES 20 SECONDS, A CHORD BEARING OF
SOUTH 79 DEGREES 13 MINUTES 50 SECONDS EAST AND A CHORD LENGTH OF
1042.64 FEET; THENCE SOUTH 63 DEGREES 26 MINUTES 20 SECONDS EAST ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 68.40 FEET; THENCE
AROUND A CURVE IN A CLOCKWISE DIRECTION, ALONG SAID SOUTHERLY
RIGHT-OF-WAY LINE, HAVING A RADIUS OF 2789.93 FEET, AN ARC LENGTH OF
515.50 FEET, A DELTA ANGLE OF 10 DEGREES 35 MINUTES 12 SECONDS, A CHORD BEARING OF SOUTH 61 DEGREES 45 MINUTES 34 SECONDS EAST AND A CHORD LENGTH OF 514.77 FEET; THENCE SOUTH 49 DEGREES 13 MINUTES 20 SECONDS EAST ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 158.80 FEET; THENCE SOUTH 53 DEGREES 05 MINUTES 20 SECONDS EAST ALONG SAID
SOUTHERLY RIGHT-OF-WAY LINE A DISTANCE OF 387.00 FEET; THENCE SOUTH 02 DEGREES 45 MINUTES 20 SECONDS EAST ALONG SAID SOUTHERLY RIGHT-OF-
WAY LINE A DISTANCE OF 21.88 FEET TO THE TRUE POINT OF BEGINNING;
THENCE SOUTH 02 DEGREES 45 MINUTES 20 SECONDS EAST, ALONG THE
NORTHERLY RIGHT-OF-WAY LINE OF WEST JEFFERSON BOULEVARD, A
DISTANCE  OF  24.12 FEET; THENCE SOUTH 47 DEGREES 43  MINUTES  40 SECONDS
WEST, ALONG SAID NORTHERLY RIGHT-OF-WAY LINE, A DISTANCE OF 343.30 FEET; THENCE NORTH 34 DEGREES 26 MINUTES18 SECONDS WEST, A DISTANCE OF 221.26 FEET; THENCE NORTH 02 DEGREES 45 MINUTES 20 SECONDS WEST, A DISTANCE OF 54.28 FEET; THENCE NORTH 87 DEGREES 14 MINUTES 40 SECONDS EAST A DISTANCE OF 381.04 FEET TO THE TRUE POINT OF BEGINNING.
SAID TRACT CONTAINS A CALCULATED AREA OF 52,559.93 SQUARE FEET OR
1.21 ACRES MORE OR LESS.